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                                   EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

         In connection with the Quarterly Report of Magellan Petroleum Corporation (the "Company") on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel J. Samela, President, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 16, 2005                            By: /s/  Daniel J. Samela
                                            ----------------------------------
                                        Daniel J. Samela,
                                        President and Chief Executive Officer,
                                        Chief Financial and Accounting Officer

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